UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported):  August 15, 2011

CHINA XD PLASTICS COMPANY LIMITED
(Exact name of registrant as specified in charter)

Nevada	001-34546	04-3836208
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park,
Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 451-8434-6600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01  Entry into a Material Definitive Agreement.

On August 15, 2011, China XD Plastics Company Limited, a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with MSPEA Modified Plastics Holding Limited, a Cayman Islands company and an affiliate of Morgan Stanley (“MSPEA”), XD. Engineering Plastics Company Limited, the Company’s largest shareholder (“XDE”), and Mr. Jie Han, chairman of the board of directors of the Company (the “Board”) and the Chief Executive Officer of the Company (“Mr. Han”).  Pursuant to the Securities Purchase Agreement, MSPEA will, subject to the terms and conditions set forth therein, purchase from the Company 16,000,000 shares (the “Purchased Shares”) of series D junior convertible preferred stock, par value US$0.0001 per share (the “Series D Preferred Stock”), of the Company, for an aggregate purchase price of US$100 million.

In connection with the Securities Purchase Agreement, the Company, XDE, Mr. Han, the Investor and certain other parties also entered into or plan to enter into certain other transaction documents which are described in more detail below.  On August 15, 2011, XDE and Mr. Han, the two stockholders of the Company who collectively hold a majority of the combined voting power of the Company’s voting securities, adopted resolutions by written consent approving the relevant transaction documents and all transactions contemplated by the transaction documents.  Such approval will become effective no earlier than 20 days after an information statement is sent to the stockholders of the Company pursuant to Rule 14C of the Securities Exchange Act of 1934, as amended, and is the only stockholder approval required by the Nasdaq Stock Market Listing Rules of the transactions contemplated by the transaction documents.

On August 15, 2011, the Company issued a press release regarding the transactions contemplated in the Securities Purchase Agreement and the other transaction documents, a copy of which is filed herewith as Exhibit 99.1. Further details regarding the Securities Purchase Agreement and the transactions contemplated thereby are set forth below.

Securities Purchase Agreement

The Series D Preferred Stock Purchase

The Purchased Shares will be issued at US$6.25 per share. The rights and privileges of the Series D Preferred Stock will be set forth in the Certificate of Designation described below. The closing of the transaction will take place following satisfaction or waiver of all of the closing conditions set forth in the Securities Purchase Agreement.

Governance Arrangements

           Pursuant to the Securities Purchase Agreement, prior to the closing of the transaction contemplated in the Securities Purchase Agreement (the “Closing”), the Company shall appoint Mr. Eddy Huang and Mr. Jun Xu, the two designees of MSPEA to the Board, and also appoint Mr. Eddy Huang to the Compensation Committee of the Board.  Each of Messrs. Huang and Xu will enter into an Indemnification Agreement with the Company, the form of which is incorporated herein by reference and is filed as Exhibit 10.4, under which each of Mr. Eddy Huang and Mr. Jun Xu is entitled to standard indemnification protection as a director of the Company.

Income Targets

Pursuant to the Securities Purchase Agreement, if the Company does not achieve an adjusted consolidated net income of RMB360 million for fiscal year 2011, RMB520 million for fiscal year 2012, or RMB800 million for fiscal year 2013 (each, an “Income Target” and collectively, the “Income Targets” ), XDE and Mr. Han have agreed to transfer to MSPEA a certain number (the “Adjustment Number”) of shares of Common Stock at par value of the Common Stock pursuant to an agreed upon  formula as described in the Securities Purchase Agreement. MSPEA has the right to elect, at its discretion, to achieve the same consequence of such share transfer, through the issuance and sale of the Adjustment Number of shares of Common Stock by the Company to MSPEA at par value, in which case the Company will simultaneously redeem at par value the Adjustment Number of shares of Common Stock from XDE and/or Mr. Han (subject to certain restriction on the redemption date). In no event, however, shall the total number of shares of Common Stock held by MSPEA on a fully-diluted basis as a result of such share transfers as described above exceed 33% of the total number of shares of Common Stock of the Company on a fully-diluted basis immediately after the Closing.

Transfer Restrictions

MSPEA will not be permitted to transfer shares of the Series D Preferred Stock to any competitor of the Company without the prior written consent of the Company.

Preemptive Rights

Pursuant to the Securities Purchase Agreement, MSPEA will have the right to purchase, subject to certain customary exceptions, on a pro rata and as-converted basis, prior to any third party, any equity securities of any type or class of the Company to be issued by the Company on the same terms and conditions as proposed to the third party.

Closing Conditions

The closing conditions for the transaction include without limitation each of the following:

•
Appointment of Directors. MSPEA’s two board member nominees, Mr. Eddy Huang and Mr. Jun Xu, having been appointed to the Board of the Company, with Mr. Eddy Huang also having been appointed as a member of the Board’s Compensation Committee.

•	Appointment of Big 4 Accounting Firm. The Company having retained a Big 4 accounting firm as its independent registered public accounting firm.

•
Receipt of Various Legal Opinions.  MSPEA having received legal opinions from the Company’s counsels for jurisdictions that include Nevada, People’s Republic of China, Hong Kong, New York, and the British Virgin Islands.

•
Nasdaq Stockholder Approval.  Approval by stockholders of the Company required by Nasdaq in connection with the transactions contemplated by the transaction documents including the issuance or potential issuance of a number of shares of Common Stock which is greater than or equal to 20% of the number of shares of Common Stock outstanding on the date of the Securities Purchase Agreement and/or any potential change of control (as defined under the rules and regulations of Nasdaq).

•
Other Closing Conditions. Satisfaction or waiver of other customary conditions, including compliance with covenants and the truth and correctness of representations and warranties provided in the Securities Purchase Agreement, including that no material adverse changes shall have occurred with respect to the Company and its subsidiaries prior to the closing of the issuance of the Purchased Shares, renewal of the Company’s D&O insurance coverage to include the directors appointed by MSPEA at agreed upon levels and NASDAQ having approved the Company’s application to list shares of Common Stock issuable upon conversion of the Purchased Shares.

Indemnification

Pursuant to the Securities Purchase Agreement, MSPEA, its affiliates, officers, directors, agents and employees (collectively the “Indemnified Parties”) are entitled to indemnification from the Company for losses resulting from or arising out of the Company’s breach of its representations and warranties or other covenants under the transaction documents.  The Company has primary indemnification obligation in this respect while XDE and Mr. Han has secondary and tertiary, respectively, indemnification obligation with respect to the Company’s indemnification obligations in this respect.  In addition, the Indemnified Parties are entitled to indemnification from XDE and Mr. Han for losses resulting from or arising out of their breach of their representations and warranties or other covenants under the transaction documents.

The Indemnified Parties’ right to indemnification as set forth above is subject to the following limitation:

•
the Indemnified Parties may not make any claim for breach by the Company of its representations and warranties or breach by XDE or Mr. Han of their representations and warranties if the aggregate amount of indemnifiable losses arises out of such breach is less than US$1 million, provided that once the aggregate amount of indemnifiable losses equals or exceeds US$1 million, the Indemnified Parties shall be entitled to indemnification for the total amount of such losses;

•
the aggregate indemnification amount payable by the Company, XDE and Mr. Han in respect of all claims for breach of any representations and warranties to the Indemnified Parties shall not exceed US$100 million; and

•
the liability of each of XDE and Mr. Han (including their respective indemnification obligations and other obligations under the transaction documents) shall not exceed the aggregate value of all the equity securities of the Company it/he respectively holds, directly or indirectly.

Termination

The Securities Purchase Agreement may be terminated at any time prior to closing in certain circumstances, including:

•	by mutual written consent of MSPEA, the Company, XDE, and Mr. Han;

•	by MSPEA if closing does not occur within one hundred and twenty (120) business days after the signing of the Securities Purchase Agreement;

•
by MSPEA if one or more of the pre-closing conditions to MSPEA’s obligations has not been fulfilled on or prior to November 15, 2011; by the Company if one or more of the pre-closing conditions to the Company’s obligations has not been fulfilled on or prior to November 15, 2011;

•
by MSPEA if the Company, XDE, or Mr. Han has breached any of their respective representations, warranties or material covenants, and such breach is not curable, or if curable has not been cured within 30 days of receipt of notice thereof; or

•
by the Company if MSPEA has breached any of its representations, warranties or material covenants, and such breach is not curable, or if curable has not been cured within 30 days of receipt of notice thereof.

Fees and Expenses

At the Closing, the Company will pay all of the fees and expenses of MSPEA associated with the transaction incurred, provided that such total amount of fees and expenses shall not exceed US$500,000.

Certificate of Designation

General

The Company currently has 1,000,002 shares of preferred stock issued and outstanding, which includes 1,000,000 shares of series B convertible preferred stock (“Series B Preferred”) and 2 shares of series C convertible preferred stock (“Series C Preferred”, collectively with Series B Preferred, the “Senior Preferred”).  When it is issued, the Series D Preferred Stock will be junior to the Senior Preferred and senior to the Common Stock and  each other class or series of capital stock of the Company subsequently created which does not expressly rank pari passu with or senior to the shares of Series D Preferred Stock.

The Series D Preferred Stock has a maturity term of three years from the date of issuance (the last day of such term, the “Maturity Date”) and is subject to mandatory or optional conversion and redemption arrangement in certain circumstances as described below.

Liquidation Rights

If the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, each holder of the Series D Preferred Stock will be entitled to receive out of the Company’s assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on the Company’s Common Stock or any of our other shares of junior stock, a liquidating distribution in the amount that is the greater of (a) an amount per share of Series D Preferred Stock (the “IRR Price”) equal to an amount that would yield a total internal rate of return of 15% to such holder on the original issue price of the Series D Preferred Stock of US$6.25 per share (as adjusted, for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or other like changes in the Company's capital structure, the “Issue Price”), taking into account of all cash dividends and distributions paid by the Company and received by such holder, and (b) the amount such holder would receive as a holder of Common Stock assuming the prior conversion of each share of its Series D Preferred Stock.

In any such distribution, if the Company’s assets are not sufficient to pay the liquidation preferences in full to all holders of shares of the Series D Preferred Stock, the amounts paid to the holders of shares of Series D Preferred Stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders.  If the liquidation preference has been paid in full to all holders of shares of Series D Preferred Stock then the holders of the Company’s Common Stock (and the holders of Senior Stock who participate with the Common Stock on an as-converted to Common Stock basis) and other junior stock shall be entitled to receive all of the Company’s remaining assets according to their respective rights and preferences.

Dividends

If the Company declares, pays or sets apart for payment any dividend or makes any distribution on any shares of Common Stock or other junior stock, then at the time of such dividend or distribution the Company shall simultaneously pay a dividend or distribution on each outstanding share of the Series D Preferred Stock in an amount equal to the product of (i) the dividend or distribution payable on each share of Common Stock or other junior stock multiplied by (ii) the number of shares of Common Stock issuable upon conversion of a share of Series D Preferred Stock.

Conversion; Adjustments

At any time on or after January 1, 2012 but on or before the Maturity Date, each holder of shares of Series D Preferred Stock then outstanding will have the right to convert any or all of the shares of Series D Preferred Stock held by such holder into such number of shares of Common Stock at the then applicable conversion price.  The initial conversion price is US$6.25 per share and is subject to customary anti-dilution adjustments for stock split, stock combination, issuance of shares of Common Stock as a dividend or distribution on shares of the Common Stock or mergers or reorganization.

At any time on or after the Maturity Date, and in the event that each of the Income Targets have been achieved, the Company will have the right to require each holder of any share of Series D Preferred Stock to convert any outstanding share of Series D Preferred Stock into Common Stock at the then applicable conversion price.

Voting Rights

The holders of the Series D Preferred Stock will be entitled to vote upon all matters upon which holders of Common Stock have the right to vote, such votes to be counted together with shares of Common Stock as a single class.  Each holder of outstanding shares of Series D Preferred Stock will be entitled to cast the number of votes equal to the number of votes that would be attributable to the shares of Common Stock issuable upon conversion of such shares of Series D Preferred Stock, assuming such conversion took place on the record date for determining the stockholders entitled to vote on such matter.

Holders of Series D Preferred Stock have the right to elect, voting as a separate class, two directors to serve on the Board so long as at least 12,800,000 (adjusted for any dilutive corporate actions) shares of Series D Preferred Stock are outstanding, and one director to serve on the Board if the number of shares of Series D Preferred Stock outstanding at such time is less than 12,800,000 (adjusted for any dilutive corporate actions) but more than 1,600,000 (adjusted for any dilutive corporate actions).

For so long as at least 1,600,000 (adjusted for any dilutive corporate actions) shares of Series D Preferred Stock remain outstanding, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series D Preferred Stock voting as a separate class, the Company may not:

•
authorize, issue, redeem or repurchase any equity securities of the Company or its subsidiaries, or the listing or delisting of any equity securities of the Company or its subsidiaries, or engage any underwriter or financial advisor for such purposes;

•
declare or pay any dividend or distribution on junior or parity stock, or pay for a sinking fund for the purchase, redemption or other retirement of any junior or parity stock or equity securities exercisable for or convertible into such stock, or permit any entity controlled by the Company to purchase or redeem any such stock or equity securities;

•
amend terms of any existing equity securities of the Company, the Articles of Incorporation or Bylaws of the Company or any charter documents of its subsidiaries in a manner so as to adversely affect the holders of the Series D Preferred Stock, or the Certificate of Designation;

•	authorize or effect any stock dividend, forward stock split, combination or other similar changes with respect to the Company or its subsidiaries;

•	reclassify the outstanding securities of the Company or its subsidiaries;

•	enter into any agreement that could preclude or restrict the Company from complying with its obligations under the Certificate of Designation; and

•	enter into any agreement that would directly or indirectly constitute any of the following material events:

(i)	change of the principal business or business model of the Company or its subsidiaries, or entry or overseas investment into any business outside the principal business;

(ii)	sale of assets outside the ordinary course of business consistent with past practice or sale (including listing) of equity interest of the subsidiaries;

(iii)	disposition of, or license outside the ordinary course of business, intellectual property rights owned by the Company or its subsidiaries;

(iv)
incorporation of non-wholly-owned joint ventures, partnerships or subsidiaries by the Company or its subsidiaries with the investment amount for a single or a series of related such transactions exceeding US$10 million or for any and all such transactions exceeding US$25 million dollars in any consecutive 12 month period;

(v)	affiliate transaction outside the ordinary course of business consistent with the past practice;

(vi)
merger and acquisition transactions with the consideration of a single or a series of related such transactions exceeding US$10 million or any and all such transactions exceeding US$25 million in any consecutive 12 month period;

(vii)
investments or expenditures in fixed assets with the investment amount for a single or a series of related such transactions exceeding US$10 million or for any and all such transactions exceeding US$25 million in any consecutive 12 month period;

(viii)
incurrence of any liability (other than working capital loans) or provision of guarantee or warranty to any third party or other acts which may result in contingent liabilities with an aggregate amount exceeding US$10 million; and

(ix)	change of auditor and material change of accounting or audit policies (except for as required by the laws).

Redemption

Holders of the shares of the Series D Preferred Stock have the right to require the Company to redeem, subject to certain restriction on the redemption date, all or a portion of the outstanding shares of the Series D Preferred Stock at the IRR Price upon the occurrence of the following events: (i) the failure of the Company to achieve an adjusted consolidated net income of RMB360 million for fiscal year 2011, or RMB468 million for fiscal year 2012, or RMB608 million for fiscal year 2013, (ii) a breach by the Company, XDE or Mr. Han of any representation, warranty, covenant or other agreement in any transaction agreement that (A) in the case of a breach of a covenant or agreement that is curable, has remained uncured for 30 days after notice and (B) has had or could reasonably be expected to have a material adverse impact on (x) the business, operations, properties, financial position (including any material increase in provisions), earnings or condition of the Company and its subsidiaries taken as a whole, or (y) the value, marketability or liquidity of the Series D Preferred Stock taking into account any remedies already sought and received in connection with such breach, (iii) the commencement by the Company or any of its subsidiaries of any bankruptcy, insolvency, reorganization or other similar applicable law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or such subsidiary to the entry of a decree or order for relief in respect of the Company or any of its subsidiaries in an involuntary case, or (iv) the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar officials of the Company or any of its subsidiaries for the winding up or liquidation of its affairs.

If any shares of Series D Preferred Stock remain outstanding on the Maturity Date, holders of any outstanding shares of Series D Preferred Stock shall require the Company to redeem each share of Series D Preferred Stock in cash at the IRR Price.

Purchase Right

Holders of shares of Series D Preferred Stock will have the right to participate, pro rata and on an as-converted basis, in any grant, issuance, or sale by the Company of any equity securities or other property to the record holders any class of Common Stock.

Stockholders’ Agreement

In connection with the Securities Purchase Agreement, XDE, Mr. Han and MSPEA entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) on August 15, 2011.

Key Holder Lock-up

Pursuant to the Stockholders’ Agreement, so long as MSPEA holds any equity securities of the Company, without MSPEA’s prior written consent, neither XDE nor Mr. Han may transfer or otherwise dispose of or suffer to exist any encumbrance on any equity securities of the Company directly or indirectly held by XDE or Mr. Han, and Mr. Han may not transfer or otherwise dispose of any equity securities of XDE, subject to certain exceptions specified in the Stockholders’ Agreement.

Tag-along Right

So long as MSPEA holds any equity securities of the Company, if a transfer of any equity securities of the Company by XDE or Mr. Han to a third party may result in the change of control of the Company, MSPEA shall have the right but not the obligation to require the potential transferee to purchase all or a portion of the equity securities of the Company held by MSPEA based on the same terms and conditions as offered to XDE and/or Mr. Han.

Future Issuance Adjustment

If the Company issues or sells any shares of Common Stock or equity securities (other than certain customary exempted issuances) at a price per share of Common Stock, or in the case of other equity securities exchangeable or convertible into shares of Common Stock, at a conversion or exercise price for a share of Common Stock (in each case, the “New Issue Price”) that is less than the then effective conversion price of the Series D Preferred Stock, MSPEA shall have the right to purchase from XDE and/or Mr. Han, and XDE and/or Mr. Han shall transfer to MSPEA, at par value per share, a number of shares of Common Stock that is equal to (i) the number of shares of Common Stock that the Series D Preferred Stock held by MSPEA would have been convertible into as if the then effective conversion price is equal to the New Issue Price, minus (ii) the number of shares of Common Stock that the outstanding Series D Preferred Stock held by MSPEA are convertible into under the then effective conversion price.

The Stockholders’ Agreement will terminate when MSPEA and its permitted transferees no longer hold at least 1,600,000 shares of Series D Preferred Stock.

Share Pledge

In connection with the Stockholders’ Agreement, XDE and MSPEA will enter into a Pledge Agreement (the “Pledge Agreement”) on or prior to the Closing.  Pursuant to the Pledge Agreement, XDE will pledge 16,000,000 shares of Common Stock it holds (the “Pledged Shares”) at the Closing to guarantee its and Mr. Han’s obligations under the transaction documents. Pursuant to the terms of the Pledge Agreement, XDE agreed to appoint MSPEA as attorney-in-fact with full power in XDE’s name and on XDE’s behalf to do every act XDE is obligated to do or may be required to do under the Pledge Agreement, if XDE or Mr. Han fails to make full and prompt payment to MSPEA of all debts, obligations and liabilities of XDE and Mr. Han arising under the transaction documents, or if the Company, XDE or Mr. Han fails to comply with any of the terms, conditions and agreements contained in the transaction documents, or if any representation or warranty made by the Company, XDE or Mr. Han under any transaction document was untrue in any material respect when made, or if XDE fails to pay for any reasonable costs and expenses incurred by MSPEA to enforce the Pledge Agreement or to maintain, preserve, collect and realize upon the Pledged Shares.

The Pledge Agreement will terminate upon the earlier of (i) the redemption in full of all of the shares of Series D Preferred Stock held by MSPEA, or (ii) the conversion of all of the shares of Series D Preferred Stock into Common Stock, so long as there is no outstanding claim or dispute between MSPEA and its affiliates on the one hand, and the Company, XDE or Mr. Han on the other hand.

Registration Rights Agreement

Shares of Common Stock issued upon conversion of the Preferred Shares or transferred or issued to MSPEA, whether by the Company, Mr. Han or XDE in accordance with the transaction documents (the “Registrable Securities”) are entitled to registration rights pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) to entered into by and between the Company and MSPEA.  The Company is required to file a shelf registration statement within 30 or 60 days (depending on the form of the shelf registration statement required to be used) after the request from the holders of at least 25% of the outstanding Registrable Securities. Such shelf registration statement shall be declared effective no later than the earlier of (i) the date that is 60 days after the filing date (or 90 days after the filing date if the SEC reviews and has written comments to the filed registration statement), or (ii) 5 business days following the date the SEC or its staff notifies the Company that it will not review the registration statement or that the Company may request effectiveness of the registration statement. If the Company breaches certain of its obligations under the Registration Rights Agreement (including any of those related to the requirement to timely file registration statements and including the Common Stock issuable upon conversion of the Purchased Shares in any applicable registration statement), the Company will be obligated to pay liquidated damages to the holder of Registrable Securities, up to a maximum of (0.05%) of (i) the number of SEC approved Registrable Securities then held by such holder as of such date, multiplied by (ii) the purchase price paid by such holder for such SEC approved Registrable Securities then held, for each day the timely filing is not done, excluding the day on which it first occurred.

A copy of the Securities Purchase Agreement, Certificate of Designation, Stockholders’ Agreement, Pledge Agreement and Registration Rights Agreement are incorporated herein by reference and are filed as Exhibits 10.1, 3.3, 10.2, 10.3, and 4.1, respectively, to this Form 8-K. The description of the transactions contemplated by the Securities Purchase Agreement, Certificate of Designation, Stockholders’ Agreement, Pledge Agreement and Registration Rights Agreement, and the Company, XDE, or Mr. Han’s obligations thereunder do not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith.

Item 3.02    Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the Securities Purchase Agreement, the Company has agreed to sell to MSPEA the Purchased Shares. The offer of the Purchased Shares (and the Common Stock issuable upon the conversion thereof) through the Securities Purchase Agreement was made in reliance on a safe harbor from registration under the Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereunder. The terms of conversion of the Purchased Shares are set forth in Item 1.01 above. The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

A copy of the Securities Purchase Agreement, Certificate of Designation, Stockholders’ Agreement, Pledge Agreement and Registration Rights Agreement are incorporated herein by reference and are filed as Exhibits 10.1, 3.3, 10.2, 10.3, and 4.1, respectively, to this Form 8-K. The description of the transactions contemplated by the Securities Purchase Agreement, Certificate of Designation, Stockholders’ Agreement, Pledge Agreement and Registration Rights Agreement, and the Company, XDE, or Mr. Han’s obligations thereunder do not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Securities Purchase Agreement and the Certificate of Designation, effective immediately prior to the Closing, each of Mr. Eddy Huang and Mr. Jun Xu will be appointed to serve on the Board of the Company.  Mr. Eddy Huang will also be appointed to serve on the Compensation Committee of the Board, effective immediately prior to the Closing.  Both of Messrs. Huang and Xu are senior members of Morgan Stanley Private Equity Asia focusing on China investments.  Each of Messrs. Huang and Xu will enter into an Indemnification Agreement with the Company, the form of which is incorporated herein by reference and is filed as Exhibit 10.4, under which each of Mr. Eddy Huang and Mr. Jun Xu is entitled to standard indemnification protection as a director of the Company.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 15, 2011 the Board approved by unanimous written consent to adopt the Amended and Restated Bylaws of the Company (the “Bylaw Amendment”), and, upon approval of the Company’s shareholders, two Certificates of Correction (the “Certificates of Correction”) and the Second Amendment to Articles of Incorporation of the Company (the “Charter Amendment”). The Certificates of Correction will be filed with the Secretary of State of Nevada prior to the Closing and the Charter Amendment will be filed with the Secretary of State of Nevada upon the Closing.  The Charter Amendment will be effective upon the filing with the Secretary of State of Nevada. The forms of the Certificates of Correction, the Charter Amendment and the Bylaw Amendment are incorporated herein by reference and are filed as Exhibits 3.1, 3.2 and 3.4 respectively.

The Bylaw Amendment, among other things, sets forth the correct name of the Company, provides that a Certificate of Designation can set forth the preferences, rights and powers of a series of Preferred Stock, provides that voting rights for a stockholder of record is subject not only to the Bylaws but also to the Company's Articles of Incorporation (including any Certificate of Designation) and clarifies the process by which a director may resign from the Board.

The Charter Amendment, among other things, clarifies the rights of the holders of our Common Stock and sets forth the Board's authority with respect to the different series of our Preferred Stock.

On August 15, 2011, XDE and Mr. Han, the two stockholders of the Company who collectively hold a majority of the combined voting power of the Company’s voting securities, consented in writing to adopt the Charter Amendment.

Item 7.01   Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Forms of Certificates of Correction
3.2	Form of Second Amendment to Articles of Incorporation of the Company
3.3	Form of Certificate of Designation, Preferences and Rights of Series D Junior Convertible Preferred Stock
3.4	Amended and Restated Bylaws of the Company
4.1	Registration Rights Agreement entered into by and between the Company and MSPEA Modified Plastics Holding Limited on August 15, 2011
10.1	Securities Purchase Agreement entered into by and between the Company, MSPEA Modified Plastics Holding Limited, XD. Engineering Plastics Company Limited, and Mr. Jie Han on August 15, 2011
10.2	Stockholders’ Agreement entered into by and between MSPEA Modified Plastics Holding Limited, XD. Engineering Plastics Company Limited, and Mr. Jie Han on August 15, 2011
10.3	Form of Pledge Agreement by and between MSPEA Modified Plastics Holding Limited and XD. Engineering Plastics Company Limited
10.4	Form of Indemnification Agreement
99.1	Press Release dated August 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2011

CHINA XD PLASTICS COMPANY LIMITED

	By:	/s/ Jie Han
	Name:	Jie HAN
	Title:	Chief Executive Officer